Exhibit 99.1

Fabrinet Announces Fourth Quarter and Fiscal Year 2020 Financial Results

•	Fourth Quarter Revenue of $405 Million Exceeds Guidance Range

•	Record Fiscal Year 2020 Revenue of $1.64 Billion and Record Operating Cash Flow of $151 Million

•	Expands Share Repurchase Program, Resulting in $100 Million Available for Repurchase

BANGKOK, Thailand – August 17, 2020 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its fourth quarter and fiscal year ended June 26, 2020.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “We exceeded our guidance for revenue and earnings in the fourth quarter, ending the year in a better position than ever to continue our success. This performance helped us generate record operating cash flow in fiscal 2020 and end the year with a record cash balance.”

Grady continued, “We remain optimistic about demand for products in the core markets we serve, despite COVID headwinds, and anticipate sequential growth in the first quarter. Going forward, we anticipate that we can extend our history of strong cash flow generation and see opportunities to continue investing in further growth while also more aggressively returning value to shareholders through an expanded share repurchase program.”

Fourth Quarter Fiscal Year 2020 Financial Highlights

GAAP Results

•	Revenue for the fourth quarter of fiscal year 2020 was $405.1 million, consistent with the comparable period in fiscal year 2019.

•

GAAP net income for the fourth quarter of fiscal year 2020 was $28.0 million, compared to GAAP net income of $33.0 million for the fourth quarter of fiscal year 2019. GAAP net income for the fourth quarter of fiscal year 2020 included a foreign exchange loss of ($0.8) million, or ($0.02) per diluted share, compared to a foreign exchange gain of $1.8 million, or $0.05 per diluted share, for the fourth quarter of fiscal year 2019.

•	GAAP net income per diluted share for the fourth quarter of fiscal year 2020 was $0.75, compared to GAAP net income per diluted share of $0.88 for the fourth quarter of fiscal year 2019.

Non-GAAP Results

•

Non-GAAP net income for the fourth quarter of fiscal year 2020 was $36.0 million, compared to non-GAAP net income of $37.6 million for the fourth quarter of fiscal year 2019. Non-GAAP net income for the fourth quarter of fiscal year 2020 included a foreign exchange loss of ($0.8) million, or ($0.02) per diluted share, compared to a foreign exchange gain of $1.8 million, or $0.05 per diluted share, for the fourth quarter of fiscal year 2019.

•	Non-GAAP net income per diluted share for the fourth quarter of fiscal year 2020 was $0.96, compared to non-GAAP net income per diluted share of $1.00 for the same period a year ago.

Fiscal Year 2020 Financial Highlights

GAAP Results

•	Revenue for fiscal year 2020 was $1,641.8 million, compared to revenue of $1,584.3 million for fiscal year 2019.

•

GAAP net income for fiscal year 2020 was $113.5 million, compared to GAAP net income of $121.0 million for fiscal year 2019. GAAP net income for fiscal year 2020 included a foreign exchange loss of ($3.8) million, or ($0.10) per diluted share, compared to a foreign exchange gain of $1.4 million, or $0.04 per diluted share, for fiscal year 2019.

•	GAAP net income per diluted share for fiscal year 2020 was $3.01, compared to GAAP net income per diluted share of $3.23 for fiscal year 2019.

Non-GAAP Results

•

Non-GAAP net income for fiscal year 2020 was $140.6 million, compared to non-GAAP net income of $142.6 million for fiscal year 2019. Non-GAAP net income for fiscal year 2020 included a foreign exchange loss of ($3.8) million, or ($0.10) per diluted share, compared to a foreign exchange gain of $1.4 million, or $0.04 per diluted share, for fiscal year 2019.

•	Non-GAAP net income per diluted share for fiscal year 2020 was $3.73, compared to non-GAAP net income per diluted share of $3.81 for fiscal year 2019.

Share Repurchase Program Expanded

Fabrinet also announced that its Board of Directors has approved the repurchase of up to an additional $58.5 million of Fabrinet’s ordinary shares, bringing the aggregate authorization under Fabrinet’s existing share repurchase program to $168.5 million, with $100.0 million currently remaining.

Business Outlook

Based on information available as of August 17, 2020, Fabrinet is issuing guidance for its first quarter of fiscal year 2021 ending September 25, 2020, as follows:

•	Fabrinet expects first quarter revenue to be in the range of $410 million to $430 million.

•	GAAP net income per diluted share is expected to be in the range of $0.77 to $0.84, based on approximately 37.7 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.93 to $1.00, based on approximately 37.7 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Fourth Quarter and Fiscal Year 2020 Financial Results Call
When:	Monday, August 17, 2020
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic

(253) 237-1137, international

Passcode: 7432775

Replay:	(855) 859-2056, domestic

(404) 537-3406, international

Passcode: 7432775

Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) statements regarding demand for products in the core markets we serve; (2) our expectations that we will be able to continue our success, achieve sequential growth in the first quarter of fiscal year 2021, extend our history of strong cash flow generation, invest in growth opportunities, and return value to shareholders through an expanded share repurchase program;; and (3) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the first quarter of fiscal year 2021. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed on May 5, 2020. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; ASC 606 adoption impact on gross profit; severance payments; expenses related to our CFO search; amortization of intangibles; goodwill impairment charge; business combination expenses and consulting fee; amortization of debt issuance costs; and expenses related to reduction in workforce. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data and par value)	June 26, 2020	June 28, 2019
Assets
Current assets
Cash and cash equivalents	$225,430	$180,839
Short-term restricted cash	7,402	—
Short-term investments	262,693	256,493
Trade accounts receivable, net	272,665	260,602
Contract assets	13,256	12,447
Inventories	309,786	293,612
Other receivable	24,310	—
Prepaid expenses	5,399	8,827
Other current assets	13,915	11,015

Total current assets	1,134,856	1,023,835

Non-current assets
Long-term restricted cash	—	7,402
Property, plant and equipment, net	228,274	210,686
Intangibles, net	4,312	3,887
Operating right-of-use assets	8,068	—
Goodwill	—	3,705
Deferred tax assets	5,675	5,679
Other non-current assets	202	124

Total non-current assets	246,531	231,483

Total Assets	$1,381,387	$1,255,318

Liabilities and Shareholders’ Equity
Current liabilities
Long-term borrowings, current portion, net	$12,156	$3,250
Trade accounts payable	251,603	257,617
Fixed assets payable	15,127	7,317
Contract liabilities	1,556	2,239
Operating lease liabilities, current portion	1,979	—
Income tax payable	2,242	1,801
Accrued payroll, bonus and related expenses	19,265	16,510
Accrued expenses	12,104	8,997
Other payables	21,514	15,317

Total current liabilities	337,546	313,048

Non-current liabilities
Long-term borrowings, non-current portion, net	39,514	57,688
Deferred tax liability	4,729	3,561
Operating lease liabilities, non-current portion	5,873	—
Severance liabilities	17,379	15,209
Other non-current liabilities	1,937	2,713

Total non-current liabilities	69,432	79,171

Total Liabilities	406,978	392,219

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 26, 2020 and June 28, 2019)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 38,471,967 shares and 38,230,753 shares issued as of June 26, 2020 and June 28, 2019, respectively; and 36,727,864 shares and 36,841,650 shares outstanding as of June 26, 2020 and June 28, 2019, respectively)	385	382
Additional paid-in capital	175,610	158,299
Less: Treasury shares (1,744,103 shares and 1,389,103 shares as of June 26, 2020 and June 28, 2019, respectively)	(68,501)	(47,779)
Accumulated other comprehensive loss	(1,147)	(2,386)
Retained earnings	868,062	754,583

Total Shareholders’ Equity	974,409	863,099

Total Liabilities and Shareholders’ Equity	$1,381,387	$1,255,318

FABRINET

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Twelve Months Ended
(in thousands of U.S. dollars, except per share data)	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Revenues	$405,113	$405,127	$1,641,836	$1,584,335
Cost of revenues	(358,489)	(358,501)	(1,455,731)	(1,405,111)

Gross profit	46,624	46,626	186,105	179,224
Selling, general and administrative expenses	(18,185)	(13,771)	(68,374)	(55,067)
Expenses related to reduction in workforce	(313)	(789)	(329)	(1,516)

Operating income	28,126	32,066	117,402	122,641
Interest income	1,512	1,929	7,592	6,699
Interest expense	(232)	(1,708)	(3,044)	(5,381)
Foreign exchange gain (loss), net	(848)	1,814	(3,797)	1,406
Other income (expense), net	112	70	1,089	868

Income before income taxes	28,670	34,171	119,242	126,233
Income tax expense	(646)	(1,214)	(5,763)	(5,278)

Net income	28,024	32,957	113,479	120,955

Other comprehensive income (loss), net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	1,941	644	538	2,043
Change in net unrealized gain (loss) on derivative instruments	7,289	1	570	(1)
Change in retirement benefit plan — prior service cost	50	(2,537)	528	(2,537)
Change in foreign currency translation adjustment	(44)	(415)	(397)	(634)

Total other comprehensive income (loss), net of tax	9,236	(2,307)	1,239	(1,129)

Net comprehensive income	$37,260	$30,650	$114,718	$119,826

Earnings per share
Basic	$0.76	$0.89	$3.07	$3.29
Diluted	$0.75	$0.88	$3.01	$3.23
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	36,723	36,836	36,908	36,798
Diluted	37,571	37,511	37,665	37,415

FABRINET

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
(in thousands of U. S. dollars)	June 26, 2020	June 28, 2019
Cash flows from operating activities
Net income	$113,479	$120,955
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	30,875	29,944
Loss (gain) on disposal and impairment of property, plant and equipment	329	(4)
Loss on disposal of intangibles	—	149
Loss on impairment of goodwill	3,514	—
(Gain) loss from sales and maturities of available-for-sale securities	(96)	135
Accretion of premiums on short-term investments	(508)	(592)
Amortization of deferred debt issuance costs	26	—
Allowance for doubtful accounts (reversal)	240	36
Unrealized loss (gain) on exchange rate and fair value of foreign currency forward contracts	1,963	(6,980)
Unrealized loss on fair value of interest rate swaps	1,672	2,591
Amortization of fair value at hedge inception of interest rate swaps	(1,220)	—
Share-based compensation	22,203	17,157
Deferred income tax	1,262	879
Other non-cash expenses	(619)	(450)
Changes in operating assets and liabilities
Trade accounts receivable	(12,260)	(13,494)
Contract assets	(809)	(2,570)
Inventories	(16,174)	(44,598)
Other current assets and non-current assets	(182)	(2,777)
Trade accounts payable	(5,990)	38,807
Contract liabilities	(683)	2,239
Income tax payable	442	1,092
Severance liabilities	2,802	3,343
Other current liabilities and non-current liabilities	10,394	1,532

Net cash provided by operating activities	150,660	147,394

Cash flows from investing activities
Purchase of short-term investments	(196,373)	(233,080)
Proceeds from sales of short-term investments	48,808	99,142
Proceeds from maturities of short-term investments	142,508	54,215
Funds provided to customer to support transfer of manufacturing operations	(24,310)	—
Purchase of property, plant and equipment	(42,327)	(18,661)
Purchase of intangibles	(1,180)	(282)
Proceeds from disposal of property, plant and equipment	1,626	599

Net cash used in investing activities	(71,248)	(98,067)

Cash flows from financing activities
Payment of debt issuance costs	(153)	—
Proceeds from short-term borrowings	—	—
Repayment of short-term borrowings	—	—
Proceeds from long-term borrowings	60,938	—
Repayment of long-term borrowings	(70,079)	(3,250)
Proceeds from issuance of ordinary shares under employee share option plan	—	—
Repayment of finance lease liabilities	(400)	(468)
Repurchase of ordinary shares	(20,722)	(5,378)
Release of restricted cash held in connection with business acquisition	—	(3,478)
Withholding tax related to net share settlement of restricted share units	(4,889)	(10,649)

Net cash used in financing activities	(35,305)	(23,223)

Net increase in cash, cash equivalents and restricted cash	$44,107	$26,104

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	$188,241	$161,433
Increase in cash, cash equivalents and restricted cash	44,107	26,104
Effect of exchange rate on cash, cash equivalents and restricted cash	484	704

Cash, cash equivalents and restricted cash at end of period	$232,832	$188,241

FABRINET

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	Years Ended
(in thousands of U. S. dollars)	June 26 2020	June 28, 2019
Supplemental disclosures
Cash paid for
Interest	$1,688	$2,605
Taxes	$8,466	$7,637
Cash received for interest	$9,676	$5,811

Non-cash investing and financing activities
Construction, software and equipment related payables	$15,127	$7,317

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sums to the total of the same amounts shown in the consolidated statements of cash flows:

	As of
(amount in thousands)	June 26, 2020	June 28, 2019
Cash and cash equivalents	$225,430	$180,839
Restricted cash	7,402	7,402

Cash, cash equivalents and restricted cash	$232,832	$188,241

FABRINET

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended				Twelve Months Ended
	June 26, 2020		June 28, 2019		June 26, 2020		June 28, 2019
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	28,024	0.75	32,957	0.88	113,479	3.01	120,955	3.23
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,298	0.03	1,271	0.03	6,098	0.16	5,655	0.15
Depreciation of fair value uplift	80	0.00	86	0.00	327	0.01	341	0.01
ASC 606 adoption impact on gross profit	—	—	—	—	—	—	(31)	(0.00)

Total related to gross profit	1,378	0.04	1,357	0.04	6,425	0.17	5,965	0.16

Related to selling, general and administrative expenses:
Share-based compensation expenses	2,604	0.07	2,513	0.07	16,105	0.43	11,502	0.31
Expenses related to CFO search	—	—	(567)	(0.02)	—	—	290	0.01
Amortization of intangibles	131	0.00	163	0.00	562	0.01	694	0.02
Goodwill impairment charge	3,514	0.09	—	—	3,514	0.09	—	—
Business combination expenses and consulting fee	—	—	224	0.01	—	—	552	0.01
Severance payments and others	—	—	171	0.00	150	0.00	1,120	0.03

Total related to selling, general and administrative expenses	6,249	0.17	2,504	0.07	20,331	0.54	14,158	0.38

Related to other incomes and other expenses:
Expenses related to reduction in workforce	313	0.01	789	0.02	329	0.01	1,516	0.04
Amortization of debt issuance costs	8	0.00	—	—	26	0.00	—	—

Total related to other incomes and other expenses	321	0.01	789	0.02	355	0.01	1,516	0.04

Total related to net income & EPS	7,948	0.21	4,650	0.12	27,111	0.72	21,639	0.58

Non-GAAP measures	35,972	0.96	37,607	1.00	140,590	3.73	142,594	3.81

Shares used in computing diluted net income per share
GAAP diluted shares		37,571		37,511		37,665		37,415
Non-GAAP diluted shares		37,571		37,511		37,665		37,415

FABRINET

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(amount in thousands)	Three Months Ended		Twelve Months Ended
	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Net cash provided by operating activities	$46,212	$41,890	$150,660	$147,394
Less: Purchase of property, plant and equipment	(14,845)	(5,450)	(42,327)	(18,661)

Non-GAAP free cash flow	$31,367	$36,440	$108,333	$128,733

FABRINET

GUIDANCE FOR QUARTER ENDING SEPTEMBER 25, 2020

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$0.77 to $0.84
Related to cost of revenues:
Share-based compensation expenses	0.04

Total related to gross profit	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.11
Business combination expenses	0.01

Total related to selling, general and administrative expenses	0.12

Total related to net income & EPS	0.16

Non-GAAP net income per diluted share	$0.93 to $1.00